UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2024

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Cidara Therapeutics,” “Cidara,” “Company,” “we,” “us” and “our” refer to Cidara Therapeutics, Inc.
Item 1.01 Entry into a Material Definitive Agreement.
Technology Transfer and License Agreement with Janssen Pharmaceuticals, Inc.
On April 23, 2024 (the “Signing Date”), the Company and Janssen Pharmaceuticals, Inc. (“Janssen”) entered into a license and technology transfer agreement (the “Janssen License Agreement”) related to drug-Fc conjugates (“DFCs”) based on the Company’s Cloudbreak® platform for the prevention and treatment of influenza (“Influenza Program”), including CD388, the Company’s most advanced DFC program, which has completed a Phase 2a clinical trial. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by the Janssen License Agreement expired prior to the execution of the Janssen License Agreement.
The Influenza Program was the subject of an exclusive license and collaboration agreement between the Company and Janssen dated March 31, 2021, and effective as of May 12, 2021 (the “2021 Collaboration Agreement”), the material terms of which are described in Note 9 to the consolidated financial statements included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission on April 22, 2024, and are incorporated herein by reference.
Effectiveness. The Janssen License Agreement became effective upon the Company’s payment in full to Janssen of the upfront payment described below, which was paid on April 24, 2024.
Termination of 2021 Collaboration Agreement. Upon the effectiveness of the Janssen License Agreement, the 2021 Collaboration Agreement, including the license granted by the Company to Janssen and the Company’s non‑compete covenant thereunder, terminated, and the Company assumed responsibility for further clinical development, manufacture, registration and commercialization of DFCs within the Influenza Program (“Compounds”), including CD388, and products containing Compounds (“Products”), including Products containing CD388 (“CD388 Product”).
License and Technology Transfer. Upon the effectiveness of the Janssen License Agreement, Janssen granted the Company an exclusive, worldwide, fee-bearing but royalty-free license under certain Janssen-controlled technology to develop, manufacture and commercialize Compounds, including CD388, and Products, including CD388 Product. In addition, Janssen agreed (i) to transfer and disclose to the Company certain Janssen-controlled know-how related to CD388 and CD388 Product, including manufacturing know-how, CMC data and documentation, and other data and reports, (ii) to transfer all existing quantities of CD388 and CD388 Product clinical material (including drug substance, drug product and certain components of CD388) and GLP-grade CD388 and components thereof, and (iii) to transfer to the Company the cell banks used by or on behalf of Janssen for the production of CD388 and components thereof.
Financial Terms. As a condition to the effectiveness of the Janssen License Agreement, the Company paid Janssen an upfront payment of $85 million. The Company will also be obligated to pay Janssen up to $150 million in development and regulatory milestone payments with respect to CD388 Product and up to $455 million in commercialization milestone payments with respect to CD388 Product. The Company has no obligation to pay any royalties to Janssen on the sale of any Product and no obligation to pay any milestone payment or other amount to Janssen with respect to the development, registration, manufacture or commercialization of any Compound other than CD388 or any Product other than CD388 Product.
Termination. Either party may terminate the Janssen License Agreement for uncured material breach by the other party, or in the event the other party becomes subject to bankruptcy or similar insolvency proceedings.
The foregoing description of the Janssen License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Janssen License Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.
Securities Purchase Agreement
On April 23, 2024 (the “Signing Date”), the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company issued and sold, in a private placement (the “Private Placement”), 240,000 shares of Series A Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share. The closing of the Private Placement took place on April 24, 2024 (the “Closing Date”) and the Company received total gross proceeds of $240 million.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock, which was filed with the Secretary of State of the State of Delaware on the Closing Date (the “Certificate of Designation”), each share of Series A Preferred Stock is, subject to the Stockholder Approval (as defined below) and certain beneficial ownership conversion limitations, automatically convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Private Placement will not become convertible until the Company’s stockholders approve the issuance of all Common Stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) and an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of Common Stock to enable the issuance or reservation for issuance, as applicable, of all of the Conversion Shares (the “Stockholder Approval”). On the first Trading Day (as defined in the Certificate of Designation) following the announcement of the Stockholder Approval, each share of Series A Preferred Stock shall automatically convert into Common Stock, at the conversion price of $14.20 per share, rounded down to the nearest whole share, subject to the terms and limitations contained in the Certificate of Designation, including that shares of Series A Preferred Stock shall not be convertible if the conversion would result in a holder beneficially owning more than 9.99% of the Company’s outstanding shares of Common Stock as of the applicable conversion date.
Pursuant to the Securities Purchase Agreement, as soon as practicable following the receipt of the Stockholder Approval (the “Filing Date”) (and in any event no later than twenty days thereafter), the Company shall file a registration statement providing for the resale by the Purchasers of the Registrable Shares (as defined in the Securities Purchase Agreement) and shall use commercially reasonable efforts to have the registration statement declared effective within fifteen days following the Filing Date or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within forty-five days following the Filing Date. The Company further agreed to keep such registration statement continuously effective until all Registrable Shares have been resold or no Registrable Shares remain outstanding.
The Securities Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Securities Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Additionally, in satisfaction of a condition to closing of the Private Placement, two members of the Board of Directors of the Company (the “Board”) tendered their resignations from the Board, the size of the Board was increased to nine, and the Company appointed three directors to the Board, as more fully disclosed in Item 5.02 below.
No statement in this Current Report on Form 8-K or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.
Support Agreements
Concurrently with the execution of the Securities Purchase Agreement and as a condition to closing of the Private Placement, the executive officers, directors and certain stockholders of the Company entered into support agreements (the “Support Agreements”) providing, among other things, that such executive officers, directors and stockholders will vote all of their shares of Common Stock: in favor of (i) the issuance of all Conversion Shares upon conversion of the Series A Preferred Stock in compliance with Nasdaq Listing Rule 5635(b) and/or (d), (ii) an amendment to the Company’s certificate of incorporation to increase its authorized number of shares of Common Stock to enable the issuance or reservation for issuance, as applicable, of all of the Conversion Shares (without regard to any limitations on conversion set forth in the Certificate of Designation) in compliance with the rules and regulations of Nasdaq (together, the “Transaction Proposals”), (iii) an increase to the reserved shares under the Company’s 2015 Equity Incentive Plan of an amount no greater than 2,334,000 shares, and (iv) other customary annual stockholder meeting matters (together, the “Additional Proposals”), and against any proposal that conflicts or materially impedes or interferes with the approval of any of the Transaction Proposals or Additional Proposals or that would adversely affect or delay the consummation of the transactions contemplated by the Securities Purchase Agreement.

The foregoing descriptions of the Securities Purchase Agreement, the Certificate of Designation and the Support Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the Securities Purchase Agreement, Certificate of Designation and form of Support Agreement, which are filed as Exhibits 10.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 1.02.
Upon the effectiveness of the Janssen License Agreement, the 2021 Collaboration Agreement, including the license and right of first negotiation granted by the Company to Janssen and the Company’s non‑compete covenant thereunder, terminated, and the Company assumed responsibility for further clinical development, manufacture, registration and commercialization of Compounds, including CD388, and Products, including CD388 Product.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.
The Series A Preferred Stock and Conversion Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.
There is no established public trading market for the Series A Preferred Stock and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Directors
On April 21, 2024, in accordance with the terms of the Securities Purchase Agreement, each of Timothy R. Franson, M.D., and David Gollaher, Ph.D. tendered their resignations from the Board, contingent on and effective as of immediately prior to the closing of the Private Placement. The resignation of each of Drs. Franson and Gollaher is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(d) Appointment of Directors
Effective as of the closing of the Private Placement, the Board increased the number of directors to nine and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed James Merson, Ph.D., Ryan Spencer, and Laura Tadvalkar, Ph.D., as directors of the Company. Dr. Merson will serve as a Class III director with an initial term expiring at the Company’s 2024 annual meeting of stockholders, Mr. Spencer will serve as a Class I director with an initial term expiring at the Company’s 2025 annual meeting of stockholders, and Dr. Tadvalkar will serve as a Class II director with an initial term expiring at the Company’s 2026 annual meeting of stockholders, in each case, until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. Concurrent with his appointment to the Board, Dr. Merson was appointed as a member of the Nominating and Corporate Governance Committee of the Board.
Dr. Tadvalkar, Mr. Spencer, and Dr. Merson were each appointed to the Board pursuant to the terms of the Securities Purchase Agreement. Dr. Tadvalkar currently serves as a managing director at RA Capital Management, L.P., which purchased $100 million of Series A Preferred Stock in the Private Placement through its affiliated fund, RA Capital Healthcare Fund, L.P. There is no transaction involving either Mr. Spencer or Dr. Merson that requires disclosure under Item 404(a) of Regulation S-K.
Dr. Tadvalkar, Mr. Spencer, and Dr. Merson will each be entitled to receive cash and equity compensation for their service as a director of the Company pursuant to the Company’s amended and restated non-employee director compensation policy (the “Director Compensation Policy”), a copy of which is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K (File No. 001-36912), filed with the Securities and Exchange Commission on April 22, 2024. Notwithstanding the terms of the Director Compensation Policy, effective as of the second trading day following the filing of this Current Report on Form 8-K, Dr. Tadvalkar, Mr. Spencer, and Dr. Merson will each receive an initial option grant to purchase 85,000 shares of the Company’s common stock, with one-third of the shares vesting on the one-year anniversary of the date of grant and the remaining two-thirds of the shares vesting over the following two-year period such that the initial grant is fully vested on the third anniversary of the date of grant. In addition, Dr. Tadvalkar, Mr. Spencer, and Dr. Merson will each be paid a $40,000.00 annual cash retainer for their service on the Board, and Dr. Merson will also be paid a $4,000 annual cash retainer for his service as a member of the Nominating and Governance Committee of the Board, each payable in arrears on a quarterly basis and pro-rated for any partial months of service.
The Company also entered into its standard form of indemnity agreement with each of Dr. Tadvalkar, Mr. Spencer, and Dr. Merson, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S‑1 (File No. 333-202740), as amended, originally filed with the Securities and Exchange Commission on March 13, 2015.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.
Series A Preferred Stock
Pursuant to the terms of the Securities Purchase Agreement, on the Closing Date, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware designating 240,000 shares of its authorized and unissued preferred stock as Series A Preferred Stock, with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series A Preferred Stock. The following is a description of the terms of the Series A Preferred Stock:
Dividends. At all times following the Closing Date, while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted basis and without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock (other than a stock dividend on the Common Stock payable solely in the form of additional shares of Common Stock).
Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-converted basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders. Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series A Preferred Stock (solely for purposes of calculating the number of aggregate votes that the holders of Series A Preferred Stock are entitled vote to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on such date) (the “Cap”), with each such holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series A Preferred Stock are not entitled to vote on the Transaction Proposals. Additionally, prior to the Stockholder Approval, and as long as at least 20% of Series A Preferred Stock remains outstanding, the Company shall not, without the approval of 65% of the then outstanding shares of Series A Preferred stock, amend the Certificate of Designation, issue additional equity securities senior to or pari passu with the Series A Preferred Stock, pay any dividends on the Series A Preferred Stock, Common Stock, the Company’s Series X Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”) or any other equity securities junior to or pari passu with the Series A Preferred Stock or repurchase any equity interests, or incur additional indebtedness in excess of $500,000.
Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount in cash per share equal to three times the Original Per Share Price, together with any dividends accrued but unpaid thereon (the “Liquidation Preference”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full Liquidation Preference, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series A Liquidation

Preference, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Series A Preferred Stock, the Series X Preferred Stock, and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations set forth in the Certificate of Designation or otherwise. Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series X Preferred Stock, and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series A Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise. Following the Stockholder Approval, there will be no Liquidation Preference on the shares of Series A Preferred Stock.
The foregoing descriptions of terms of the Series A Preferred Stock and the Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the Certificate of Designation which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock.
4.1	Reference is made to Exhibit 3.1.
10.1*	Securities Purchase Agreement, dated April 23, 2024, by and among Cidara Therapeutics, Inc. and the purchasers named therein.
10.2	Form of Support Agreement.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: April 24, 2024	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)